UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 13, 2007

Einstein Noah Restaurant Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27148	13-3690261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Zang Street, Suite 300

Lakewood, Colorado  80228

(Address of Principal Executive Offices, Including Zip Code)

(303) 568-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

In connection with the closing of the public offering of common stock described under Item 8.01 below, on June 13, 2007, Einstein Noah Restaurant Group, Inc. (the “Company”) repaid in full all amounts outstanding under the Second Lien Credit Agreement dated January 26, 2006, by and among the Company, Bear, Stearns & Co. Inc., as sole lead arranger, Bear Stearns Corporate Lending Inc., as administrative agent, and the other lenders party thereto (the “Second Lien Credit Agreement”).  An aggregate principal amount of $65,000,000 was outstanding under the Second Lien Credit Agreement at the time of repayment and was repaid in full, together with accrued interest and applicable prepayment premium, using a portion of the net proceeds from the public offering.  In connection with such repayment, the Second Lien Guarantee and Collateral Agreement dated February 28, 2006, made by the Company and certain of its subsidiaries in favor of Bear Stearns Corporate Lending Inc., as administrative agent, was terminated and all liens and security interests relating to the Second Lien Credit Agreement were released.

Also in connection with the closing of the public offering of common stock described under Item 8.01 below, on June 13, 2007, the Company repaid approximately $16,700,000 of the amounts outstanding, including principal together with capitalized and accrued interest, under the Subordinated Credit Agreement dated January 26, 2006, by and among the Company, Greenlight Capital, L.P., Greenlight Capital Qualified, L.P. and any other lenders from time to time parties thereto (the “Subordinated Note”).  This amount was repaid using the remainder of the net proceeds from the public offering.  Greenlight Capital, L.L.C. and its affiliates are affiliates of the lenders under the Subordinated Note and beneficially own approximately 68.4% of the Company’s common stock on a fully diluted basis following consummation of the public offering.

Item 8.01  Other Events.

On February 13, 2007, the Company consummated a public offering of its common stock, par value $0.001 per share, as described in the Company’s Registration Statement on Form S-1, as amended (File No. 333-142004).  The Company issued a total of 5,000,000 shares of its common stock, par value $0.001 per share, in the offering.  The Company applied the net proceeds of the offering to repayment of indebtedness as described in Item 1.02 above.

The Company has granted the underwriters of the public offering a 30-day option to purchase up to 750,000 additional shares at the public offering price less underwriting discounts and commissions.  The Company intends to use the net proceeds from any purchase of over-allotment shares to further repay its existing indebtedness.

On June 13, 2007, the Company issued a press release announcing the consummation of the public offering of its common stock.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description

	99.1	Press release issued June 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Dated: June 14, 2007	By:	/s/ Richard P. Dutkiewicz
Richard P. Dutkiewicz
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued June 13, 2007.